Registration No. 333-260471

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Minerva Surgical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3422906
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4255 Burton Dr., Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Minerva Surgical, Inc. 2008 Stock Plan Minerva Surgical, Inc. 2021 Equity Incentive Plan Minerva Surgical, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Todd Usen	Copies to:
President and Chief Executive Officer	Joseph Wolfson
Minerva Surgical, Inc.	Sunjeet S. Gill
4255 Burton Dr.	Stevens & Lee, P.C.
Santa Clara, CA 95054	1500 Market Street, East Tower
(855) 646-7874	Philadelphia, PA 19102
(Name, address and telephone number, including area code, of agent for service)	(215) 575-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

The class of securities to which this Registration Statement on Form S-8 (File No. 333-260471) (the “Registration Statement”) relates is held by fewer than 300 shareholders of record. Minerva Surgical, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.001 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under each of the Minerva Surgical, Inc. 2008 Stock Plan, the Minerva Surgical, Inc. 2021 Equity Incentive Plan and the Minerva Surgical, Inc. 2021 Employee Stock Purchase Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 26, 2023.

MINERVA SURGICAL, INC.

Date: December 26, 2023	/s/ Todd Usen
Todd Usen
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Uri Geiger	By:	/s/ Todd Usen
	Uri Geiger		Todd Usen
	Chairman of the Board of Directors		President and Chief Executive Officer
Director
(Principal Executive Officer)

Date: December 26, 2023		Date: December 26, 2023

By:	/s/ Joel Jung	By:	/s/ Ali Behbahani
	Joel Jung		Ali Behbahani
	Chief Financial Officer		Director
(Principal Financial and Accounting Officer)

Date: December 26, 2023		Date: December 26, 2023

By:	/s/ Daniel Cohen	By:	/s/ Catherine Coste
	Daniel Cohen		Catherine Coste
	Director		Director

Date: December 26, 2023		Date: December 26, 2023

By:	/s/ Niquette Hunt	By:	/s/ Derrick Sung
	Niquette Hunt		Derrick Sung
	Director		Director

Date: December 26, 2023		Date: December 26, 2023